UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a)

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PLURALSIGHT, INC.

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Pluralsight To Adjourn Special Meeting of Shareholders

SILICON SLOPES, Utah, March 2, 2021 – Pluralsight, Inc. (NASDAQ: PS), the technology workforce development company, today announced that it intends to convene and then adjourn the special meeting of shareholders scheduled to occur at 10:30 a.m., Mountain Time, on Tuesday, March 2, 2021. No other business will be conducted at the special meeting.

Pluralsight is adjourning the special meeting to provide additional time to solicit proxies from shareholders, and for Pluralsight and Vista Equity Partners (“Vista”) to discuss whether there is a potential path to completing their proposed transaction on revised terms. There can be no assurance that these discussions will be successful or that they will result in any modifications to the currently contemplated transaction. Pluralsight does not intend to further comment publicly on the status of these discussions.

The special meeting will be adjourned to 10:30 a.m., Mountain Time, on Tuesday, March 9, 2021. The special meeting will still be held online via a live interactive webcast on the internet at http://www.cesonlineservices.com/ps21_vm. The record date for shareholders entitled to vote at the special meeting remains January 15, 2021.

As previously announced on December 13, 2020, affiliates of Vista agreed to acquire all outstanding shares of Pluralsight common stock for $20.26 per share in an all-cash transaction valued at approximately $3.5 billion.

If Pluralsight shareholders have any questions or need assistance voting their shares, please contact Innisfree M&A Incorporated, Pluralsight’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders (Toll-Free): 1-877-687-1866

Banks and Brokers (Collect): 1-212-750-5833

About Pluralsight

Pluralsight is the leading technology workforce development company that helps companies and teams build better products by developing critical skills, improving processes and gaining insights through data, and providing strategic skills consulting. Trusted by forward-thinking companies of every size in every industry, Pluralsight helps individuals and businesses transform with technology. Pluralsight Skills helps enterprises build technology skills at scale with expert-authored courses on today’s most important technologies, including cloud, artificial intelligence and machine learning, data science, and security, among others. Skills also includes tools to align skill development with business objectives, virtual instructor-led training, hands-on labs, skill assessments and one-of-a-kind analytics. Flow complements Skills by providing engineering teams with actionable data and visibility into workflow patterns to accelerate the delivery of products and services. For more information about Pluralsight (NASDAQ: PS), visit pluralsight.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista (the “Transaction”), including the possibility of revisions to the terms of the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations

Mark McReynolds

mark-mcreynolds@pluralsight.com

Media

DJ Anderson

press@pluralsight.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Jed Repko

212.355.4449